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                                                                   EXHIBIT 10.18



                                    AGREEMENT

        Agreement dated as of February 3, 1999 (this "Agreement"), by and among Horseshoe Gaming, Inc., a Nevada corporation (the "Company"), Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "LLC"), and John M. Allen ("Allen" or the "Employee").

                                R E C I T A L S :

        WHEREAS, pursuant to an Employment Agreement, dated as of October 1, 1995, by and between Allen and the Company (the "Employment Agreement"), Allen has served as Senior Vice President-Operations of the Company;

        WHEREAS, the Company acts as manager of the LLC, which is governed by the Limited Liability Company Operating Agreement, dated October 1, 1995 (the "LLC Agreement");

        WHEREAS, the LLC is the owner of Horseshoe Entertainment, a Louisiana limited partnership ("HE"), which owns and operates Horseshoe Bossier City Casino located in Bossier City, Louisiana, and Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), which owns and operates the Horseshoe Hotel and Casino located at Casino Center in Tunica County, Mississippi (the LLC, HE and RPG and their respective subsidiaries and affiliates are herein sometimes referred to as the "Horseshoe Companies");

        WHEREAS, the LLC is party to an agreement pursuant to which it may acquire the gaming operations of Empress Entertainment, Inc., a Delaware corporation, and its subsidiaries Empress Casino Hammond Corporation, an Indiana corporation, and Empress Casino Joliet Corporation (collectively, "Empress") in Hammond, Indiana and Joliet, Illinois;

        WHEREAS, the Employee, together with Paul R. Alanis ("Alanis"), the former President of the Company, Cliff Kortman, the former Vice President - Design and Development of the Company and Loren Ostrow ("Ostrow"), the former Senior Vice President and General Counsel of the Company (the "Other Employees"), has entered into a contractual arrangement with Hollywood Park, Inc., a Delaware corporation ("Hollywood Park"), to commence employment with Hollywood Park upon the expiration of the term of his Employment Agreement on May 11, 1999;

        WHEREAS, the Company has claimed that (i) Hollywood Park has tortiously interfered with the Company's contractual relationship with the Employee and the Other Employees and (ii) the Employee has breached his fiduciary duty to the Company and (iii) the Other Employees have likewise breached their fiduciary duties to the Company;

        WHEREAS, Hollywood Park and the Employee have denied the Company's claims;

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        WHEREAS, pursuant to an Agreement dated as of December 31, 1998, and in order to avoid litigation, the Horseshoe Companies and Hollywood Park have agreed to release each other from all claims which each of such parties may have against the other in connection with Hollywood Park's hiring of the Employee and the Other Employees, the Company has agreed to permit the Employee and the Other Employees to pursue employment opportunities with Hollywood Park and Hollywood Park has agreed, among other things not to hire or solicit a group of Horseshoe employees;

        WHEREAS, the Employee, the Company and the Horseshoe Companies desire to avoid litigation over the Company's claims and, in furtherance of that desire, the Employee and the Company have agreed to an immediate separation of the Employee from all positions he presently holds with the Company and any of the Horseshoe Companies in accordance with the terms of this Agreement; and

        WHEREAS, the Employee acknowledges that, as a result of his positions in the Company and related authorities, he has had substantial responsibility with respect to the business and operations of the Company and the Horseshoe Companies and, in connection therewith, has had access to confidential information of the Company, the Horseshoe Companies and their respective subsidiaries and affiliates (and, in connection with the potential acquisition, the confidential information of Empress) and has acted in a supervisory capacity with respect to certain employees of the Company, the Horseshoe Companies, and their respective subsidiaries and affiliates.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                    TERMINATION OF THE EMPLOYMENT AGREEMENTS

        I.1 Termination. The Company and the Employee hereby agree that, effective December 31, 1998 (the "Termination Date"), the employment of the Employee by the Company, the Horseshoe Companies and any of their respective subsidiaries and affiliates from all positions, shall be deemed to have been terminated, and the Employment Agreement shall be deemed to have no further force or effect, except for the following provisions of the Employment Agreement, which shall survive (subject, however, to the modifications to such provisions as are made in this Agreement): Section 12-Put/Call Option Upon Termination, Section 13-Distributions; Public Offering, Section 17-Arbitration,
Section 18-Governing Law, Section 19-Notices (except that notices to the Company and the LLC shall be to the address provided in Section 5.1 of this Agreement),
Section 20-Assignment, Section 21-Waiver, and Section 22-Construction.



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Notwithstanding the foregoing and any provision in the Employment Agreement to the contrary, the LLC and the Company agree that the Employee shall be fully vested in his interests in the LLC as of the Termination Date. Further, Allen shall be entitled to receive payment for his interest in the LLC on the same schedule as Alanis and Ostrow are entitled to receive payment for their interests in the LLC as provided under their respective employment agreements with the Company (i.e., Allen shall be paid in three (3) equal principal installments: the first payment shall be due within ten (10) days after determination of or agreement as to the value of his entire economic interest in the LLC as provided in Section 2.4 of this Agreement; the second payment of principal plus accrued interest shall be due and payable on the first anniversary of the date of termination (provided that the value of such interest has been fully and finally determined by such date); and the last payment of principal plus accrued interest shall be due and payable on the second anniversary of the date of termination (provided that the value of such interest has been fully and finally determined by such date). It is understood that if no final determination of value has been made by the anniversary dates referred to herein, then any payment that would otherwise have been due prior to the date of determination of value shall be made within 30 days of a final determination of value. Under certain circumstances, the LLC has the right to extend the payments over five years. Such obligations shall bear interest at the rate set forth in the Employment Agreement.

        I.2 Employment Opportunities. The Company agrees that the Employee may pursue employment with Hollywood Park and agrees that from and after the Termination Date, the non-competition provisions of the Employment Agreement have been waived by the Company in respect of the Employee's employment with Hollywood Park.


                                   ARTICLE II

                                    PAYMENTS

        II.1 Payments Under the Employment Agreement. The Employee shall be paid the amounts set forth below (the "Scheduled Amounts") within one week of the execution of this Agreement:

               (i) base salary under the Employment Agreement through the Termination Date;

               (ii) severance benefits in the total amount of $1,810,494, payable to Employee pursuant to the terms of Section 8(B) of the Employment Agreement;

               (iii)  accrued, unused vacation pay in the amount of $26,923; and

               (iv) reimbursement for all outstanding reasonable business expenses (details and evidence of which Employee has provided to the Company's financial



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                      department) incurred by Employee and as to which Employee
                      is entitled to reimbursement pursuant to Section 6(c) of the Employment Agreement.

The Employee shall also be paid all vested amounts held in a 401(k) account for the benefit of Employee with the investment firm of Scudder pursuant to the Company's 401(k) plan (the "401(k) Payment"). The Company, as reasonably requested, will assist the Employee in transferring the 401(k) Payment in accordance with the Company's 401(k) plan.

        II.2 Fringe Benefits. On or before the execution of this Agreement, the Employee shall return to the Company all credit cards, cellular phones, computers and any and all other items of property which were provided to the Employee by the Company, the Horseshoe Companies or any of their respective subsidiaries or affiliates.

        II.3 Entire Payment. The Employee acknowledges that the Scheduled Amounts and the 401(k) Payment represent the total compensation and other benefits payable to him by the Company, including salary, bonuses and any accrued and unused vacation days, holidays, sick pay and severance pay and other benefits of any kind; provided, however, that:

               (i) the Employee shall continue to retain his interest in the LLC as described in Section 4.1(d) (which is the subject of Employees' put option and the Company's call option pursuant to the terms of his Employment Agreement);

               (ii) the Employee (subject to the provisions of this Agreement) shall continue to enjoy the same rights and privileges of other members of said LLC; and

               (iii) the LLC shall remain obligated to make payment to the Employee in connection with any purchase of said interest from the Employee by the LLC pursuant to this Agreement and Section 12 of the Employment Agreement (as modified by this Agreement).

The Employee further acknowledges that other than as set forth expressly herein and in the provisions of the Employment Agreement regarding the Employee's interest in the LLC which survive this Agreement, as described in Section 1.1 above, there are no other unpaid financial commitments or obligations of any kind, express or implied, of the Company or any of the Horseshoe Companies to him or to his heirs, executors, administrators, personal representatives or members of his family and, except to the extent permitted by law, the Employee shall have no further right to participate in any employee benefit plan of the Company or any of the Horseshoe Companies.

        II.4 Modification of Put/Call Provisions. The Employee hereby agrees not to exercise his rights under the Employment Agreement to cause the LLC to purchase his ownership interest in the LLC (the "Put Right") and the LLC hereby agrees not to exercise its right under the



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Employment Agreement to purchase the Employee's ownership interest in the LLC
(the "Call Right"). The Employee and the LLC agree that in lieu of exercising the Put Right or the Call Right, as the case may be, under the Employment Agreement, the LLC shall pay the Employee for his ownership interest in the LLC a purchase price to be determined using the average of the valuations of the LLC, which are fully and finally determined in the arbitration, appraisal or other proceedings in which the Company and the LLC, on the one hand, and one or more of the Other Employees on the other, are parties, or pursuant to any settlement agreement pursuant to which the purchase price of the Other Employees' entire ownership interests in the LLC are determined ("Valuation Proceedings"), provided that such value shall be appropriately adjusted to take into account any adjustments used to fix the purchase price of the Other Employees' entire ownership interests in the LLC in such Valuation Proceedings ("Valuation Adjustments"). Exhibit A shows an example of how to calculate the value of the LLC for purposes of valuing the Employee's ownership interest in the LLC.

        If the LLC and all of the Other Employees have not determined, pursuant to Valuation Proceedings, the value of the ownership interests in the LLC of all the Other Employees within eighteen (18) months from the date of this Agreement, then the Employee shall have the option to (1) average the valuations of the LLC taking into account the Valuation Adjustments determined in Valuation Proceedings with respect to two of the Other Employees, provided that two of the Other Employees' Valuation Proceedings have been completed within the eighteen
(18) months, (2) proceed pursuant to Section 12 of the Employment Agreement (subject to Section 4.1(c) of this Agreement) to exercise his Put Right (and after the Employee has chosen to proceed pursuant to Section 12 the LLC shall have the right to exercise its Call Right) or (3) wait until all of the Valuation Proceedings between the LLC and the Other Employees have been completed and in such case the LLC shall pay a purchase price for the Employee's entire ownership interest in the LLC as determined in the preceding paragraph. The Employee has ten days following the conclusion of the eighteen (18) months to give written notice of his decision as to which of the options in the preceding sentence he would like to proceed under. If the Employee does not give written notice of his decision on how to proceed, within the time specified, by default it will be assumed that the Employee has chosen to proceed under option
(3).

        The determination of or agreement as to the value of the Employee's entire ownership interest in the LLC is considered complete, for purposes of making the first payment to the Employee, when the Valuation Proceedings with respect to each of the Other Employees have been completed, except if the Valuation Proceedings of all three Other Employees have not been completed within eighteen (18) months and (i) the Employee elects to proceed under option
(1) of the preceding paragraph, then the determination of or agreement as to value is considered complete at the end of the eighteen (18) months or (ii) the Employee elects to proceed under option (2) of the preceding paragraph, then the determination of or agreement as to value is determined pursuant to the terms of
Section 12 of the Employment Agreement and subject to 4.1(c).



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                                   ARTICLE III

                 CONFIDENTIALITY; NON-SOLICITATION AND NON-HIRE

        III.1  Confidential Information.

               (1) The Employee covenants and agrees that from the Termination Date until December 31, 2001, he will keep strictly confidential and will not at any time, use or make use of, show, display, reveal, divulge, communicate or make known, either directly or through another, to any person, firm, corporation, association or other entity, any Confidential Information (as herein defined) that was received by him during the course of his employment by the Company or, after the Termination Date, as a member of the LLC.

               (2) Confidential Information means any information that is not generally known to the public or the gaming industry that relates to the existing or reasonably foreseeable business of the Company, the Horseshoe Companies, Empress or any of their respective subsidiaries and affiliates including, without limitation, any information contained in or relating to customer lists, account lists, price lists, product designs, marketing plans or proposals, customer information, merchandising, selling, accounting, finances, knowhow, trademarks, trade names, trade practices, trade secrets, new personnel acquisition plans, the terms of contracts and agreements with customers, contractors and suppliers, the Company's, the Horseshoe Companies', Empress' or any of their respective subsidiaries' and affiliates' course of dealings with any such actual and prospective customers, contractors and suppliers, personal information, customer and vendor credit information and other proprietary information of the Company, the Horseshoe Companies, Empress or any of their respective subsidiaries and affiliates. Confidential Information shall not include any information which (i) is known generally to the public or the gaming industry (other than as a result of unauthorized disclosure by the Employees),
(ii) becomes available to the Employees on a non-confidential basis from a source, other than the Company, the Horseshoe Companies, Empress or any of their subsidiaries or affiliates, who is not also bound by an agreement of confidentiality with the Company, the Horseshoe Companies, Empress or any of their subsidiaries or affiliates or (iii) was available to the Employees on a non-confidential basis prior to its disclosure to the Employees by the Company, the Horseshoe Companies, Empress or any of their subsidiaries or affiliates.

               (3) The Employee agrees that all documents and other tangible or intangible property relating in any way to the business of the Company, the Horseshoe Companies or any of their subsidiaries or affiliates including, without limitation, those items of tangible or intangible property which may have been conceived or generated by the Employee or have come into the Employee's possession prior to the Termination Date are the property of the Company and may not be used by the Employee. The Company and Horseshoe Companies acknowledge that the gaming industry is undergoing a consolidation and that many companies, including Hollywood Park, have considered or may consider business opportunities relating to the purchase of existing



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gaming companies or properties or pursue licenses for new gaming facilities and that the pursuit of such opportunities by Hollywood Park with the assistance of the Employee shall not be violative of this provision.

               (4) On or before the execution of this Agreement, the Employee shall return to the Company, all Horseshoe Property. "Horseshoe Property" shall include, without limitation, all documents, papers, and other tangible and intangible property of the Company, the Horseshoe Companies, Empress and each of their respective subsidiaries and affiliates, including, but not limited to, all records, manuals books, blank forms, documents, letters memoranda, notes, notebooks, reports, data, tables, magnetic tapes, computer disks, calculations or copies thereof, whether such materials are confidential or not, which are property of the Company, the Horseshoe Companies, Empress or any of their respective subsidiaries or affiliates and which relate in any way to the business, customers, products, practices or techniques of the Company, the Horseshoe Companies, Empress or any of their respective subsidiaries or affiliates, as well as all other practices or techniques of the Company, the Horseshoe Companies, Empress or any of their subsidiaries or affiliates. The Employee agrees to immediately return all Horseshoe Property that may come into Employee's possession after the execution of this Agreement.

        III.2  Non-Solicitation and Non-Hire.

               (1) The Employee agrees that from the Termination Date until December 31, 2001, he will not directly or indirectly (whether by recommendation, disclosure of names and job descriptions of persons on the Protected List attached hereto as Exhibit B and by this reference made a part hereof, or participation in the solicitation or hiring process or otherwise, whether or not he has authority over solicitation and hiring of employees, consultants, independent contractors or others) solicit, hire or retain, or cause any other employer of such Employee, or any other person who has retained him as a consultant or independent contractor to solicit, hire or retain, as an employee, consultant, independent contractor or otherwise any of the persons whose names are contained on the Protected List attached hereto as Exhibit A and by this reference made a part hereof.

               (2) In the event the Employee violates any legally enforceable provision of this Article III as to which there is a specific time period during which or the Employee is prohibited from taking certain actions or engaging in certain activities, then the violation will toll the running of the time period from the date of violation until the violation ceases as to the specific employee as to which a violation is alleged but not as to other employees whose names are on the Protected List.

               (3) The Employee acknowledges that he has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company and the Horseshoe Companies under this Article III. The Employee further acknowledges that the same are reasonable in time and territory and are fully required to protect the legitimate



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interest of the Company and the Horseshoe Companies and do not confer a benefit upon the Company and the Horseshoe Companies disproportionate to any detriment to the Employee.

        III.3 Remedies. The Employee and the Company acknowledge that the provisions contained in this Article III are reasonable and necessary, that the damages which would be suffered by the Company and the Horseshoe Companies as a result of a breach or threatened breach by the Employee of any of such provisions may not be calculable, and that the award of a money judgment to the Company and the Horseshoe Companies for such a breach or threatened breach by the Employee would be an inadequate remedy. Consequently, the Employee agrees that any breach or threatened breach of any provision of this Article III may be enforced by the Company and/or the Horseshoe Companies by means of an action for injunctive or other equitable relief, including a temporary and/or permanent injunction, filed in a court of competent jurisdiction. Any such remedy shall be in addition, and shall not limit the right of the Company or the Horseshoe Companies, to any other remedy to which it may be entitled in law or in equity. Due to the financial strength of the Company and the Horseshoe Companies, the Employee agrees that it is not necessary for the Company or the Horseshoe Companies to post a bond and that they shall not be obligated to post a bond or other security in seeking such relief. The Employee hereby waives any right to seek a bond. In connection with the remedies provided in this Section 3.3, the Employee hereby waives any objection and consents to the subject matter and personal jurisdiction of the state and federal courts of the State of Nevada and hereby waives any and all objections to venue.


                                   ARTICLE IV

                             RELEASE; NON-DISCLOSURE

        IV.1   Release.

               (1) Except as provided in Section 4.1(c) and 4.1(d), the Employee hereby releases and forever discharges the Company, the Horseshoe Companies and each of their respective past, present and future subsidiaries, affiliates, officers, directors, employees, agents, stockholders, partners, managers, members, successors and assigns, both individually and in their official capacities with the Company, the Horseshoe Companies or any subsidiaries or affiliates of any of them as applicable (collectively, the released parties are herein referred to as the "Horseshoe Released Parties"), from any and all actions or causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands, and promises whatsoever, in law or equity, which the Employee, or his heirs, executors and administrators, may now have or hereafter can, shall or may have against the Horseshoe Released Parties for, upon, or by reason of any and all matters arising out of or relating to (i) the Employee's employment by the Company or the cessation of said employment including the termination of the Employment Agreement, and including, but not limited to, any alleged



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violation of Title VII of the Civil Rights Act of 1964, the Employees Retirement
Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Vocational Rehabilitation Act, the Equal Pay Act of 1963, the National Labor Relations Act, and any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, contract or tort law, having any bearing whatsoever on the terms and conditions and/or cessation of the Employee's employment; (ii) the expected employment of the Employee by Hollywood Park; and (iii) Employee's status as a member of the LLC, including, without limitation, any and all claims arising out of the management of the LLC and the treatment of members of the LLC; provided, however, that notwithstanding any of the foregoing provisions of this release, the Employee hereby expressly reserves any rights, claims, or causes of action he may have arising out of or resulting from the non-performance or breach of the terms and conditions of this Agreement by the Company or the Horseshoe Companies; and provided, further that notwithstanding the foregoing provisions of this release, the Employee expressly reserves his rights under the provisions of the Employment Agreement (as amended by this Agreement) which survive after the Termination Date as provided in
Section 1.1. The Employee is aware that he is releasing claims as to which he may be currently unaware and only may come to learn, but is nevertheless willing to enter into this release. It is the intention of the Employee that, notwithstanding the possibility that the Employee or his counsel might discover or gain a more complete understanding of the facts, events or law which, if presently known or fully understood, would have affected this release, this release shall be deemed to have fully, finally and forever settled any and all claims without regard to the existence or subsequent discovery of different or additional facts, events or laws.

               (2) Except as provided in Section 4.1(c) and 4.1(d), each of the Company and the Horseshoe Companies hereby releases and forever discharges the Employee and each of his heirs, successors, employees, agents and assigns, both individually and in his official capacity with Hollywood Park, or any subsidiaries or affiliates of any of them as applicable, from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, which the Company or the Horseshoe Companies, or its successors or assigns, may now have or hereafter can, shall or may have against any of them, for, upon, or by reason of any and all matters arising out of or relating to (i) subject to the representations of Section 4.5, Employee's performance or non-performance of his duties as an employee of the Company and the cessation of said employment, including the termination of Employee's Employment Agreement; (ii) the expected employment of the Employee by Hollywood Park; and any violation or purported violation of Employee's Employment Agreement in connection with his prospective employment by Hollywood Park; and (iii) any solicitation, actual or alleged, of any other employees of the Company and/or any of its affiliated entities, occurring prior to the execution of this Agreement; provided however, that notwithstanding the foregoing provisions of this release, the Company and the Horseshoe Companies hereby expressly reserve any rights, claims, or causes of action they may have against the Employee arising out of or resulting from the non-performance or breach of the terms and conditions of this Agreement; provided, further, that notwithstanding the



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foregoing provisions of this release, nothing herein shall be deemed to release the Employee from his obligation to repay any and all loans made to him by the Company or the Horseshoe Companies and deficits in his capital account; which amounts shall be offset against amounts due to the Employee in respect of his interest in the LLC; provided, further, however, that the Company and the Horseshoe Companies expressly reserve their rights under the provisions of the Employment Agreement (as amended by this Agreement) which survive after the Termination Date as provided in Section 1.1. Each of the Company and the Horseshoe Companies is aware that it is releasing claims as to which it may be currently unaware and only may come to learn, but are nevertheless willing to enter into this release. It is the intention of the Company and the Horseshoe Companies that, notwithstanding the possibility that the Company, the Horseshoe Companies or their counsel might discover or gain a more complete understanding of the facts, events or law which, if presently known or fully understood, would have affected this release, this release shall be deemed to have fully, finally and forever settled any and all claims without regard to the existence or subsequent discovery of different or additional facts, events or laws. For purposes of determining whether the purchase price for the Employee's entire ownership in the LLC is due in a lump sum or in installments, the purchase price shall be considered without taking account of any offset to which the Company or the Horseshoe Companies are entitled as described above. The Company and the Horseshoe Companies may elect to offset amounts due to the Company or the Horseshoe Companies from whichever payments (other then the payments described in Section 2.1 above) are due to the Employee as the Company or the Horseshoe Companies shall determine.

               (3) Notwithstanding the provisions of Sections 4.1(a) and (b) above, but subject to Section 2.4 of this Agreement pursuant to which the Employee and the Company agreed not to exercise the Put Right or the Call Right, each of the Employee, the Company and the LLC agree that if the Put Right or the Call Right are exercised pursuant to Section 2.4 or by mutual agreement, that they shall bring and resolve finally their disputes relating to the determination of all amounts owed in respect of the Employee's entire interest in the LLC exclusively in valuation proceedings in accordance with his Employment Agreement ("Allen's Valuation Proceedings"). The release of claims pursuant to the provisions of Section 4.1(a) and (b) above is effective so as to prevent either party from asserting any claim for damages or seeking any relief as a result of any of the matters released pursuant to this Agreement in any proceeding other than Allen's Valuation Proceedings or, in the case of the Company or the LLC, the Valuation Proceedings of the Other Employees, but shall not render inadmissible in Allen's Valuation Proceedings or, in the case of the Company or the LLC, the Valuation Proceedings of the Other Employees any evidence relevant to the issue of value. Each party shall bear his or its own costs in connection with Allen's Valuation Proceedings and each will split the costs of any third party appraiser and arbitration. The appraisals shall be commenced and conducted as provided in the Employment Agreement.

               (4) The Employee, the Company and the LLC agree that the LLC Agreement has not been modified since June 30, 1998 and that the LLC Agreement as of June 30, 1998 remains in full force and effect. The Company and the Horseshoe Companies agree that until



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Employee's interest in the LLC is reacquired by the LLC pursuant to this
Agreement, the Employee shall be entitled to continue receiving his pro rata portion of distributions, if any, increases in capital accounts, if any, and all other benefits of ownership (including current information as to said matters) in a non-discriminatory manner as and when received or conferred upon the other members of the LLC, and the Employee agrees to continue to be bound by the terms of the LLC Agreement as in effect from time to time in the same manner as the other members of the LLC. In connection with the acquisition of Empress, the LLC will be reorganized as a corporation ("NEWCO") which elects to be treated as an S corporation for federal income tax purposes pursuant to Section 1362(a) of the Internal Revenue Code of 1986, as amended. The members of the LLC will contribute to NEWCO their interests in the LLC in exchange for shares of NEWCO. The Employee agrees to contribute his interest in the LLC to NEWCO on the same economic basis as the other members of the LLC. The Employee will obtain the same percentage of economic interest in NEWCO as he had in the LLC and will not suffer economic dilution on account of the exchange. The LLC and the Company agree that NEWCO shall assume the obligations of the LLC to the Employee under the Employment Agreement and this Agreement.

               (5) The Employee, the Company and the Horseshoe Companies as a Releasor hereby waives the provisions of Section 1542 of the California Civil Code only to the extent it applies to the releases given by such Releasor in this Section 4.1. Section 1542 of the California Civil Code provides as follows:

               A general release does not extend to claims which the credit does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        IV.2 Disclosure of Agreement. The parties hereto agree that, subject to
Section 4.3, the existence and substance of this Agreement may be disclosed to any person or organization as the party disclosing determines, including, without limitation, members of the Employee's immediate family, the parties' legal counsel and accountants, present and former Employees and affiliates of the Company, the Horseshoe Companies, Hollywood Park and persons providing financing to the Company, the Horseshoe Companies, or any of their respective affiliates. Disclosure of the existence and substance of this Agreement also may be made to the public as required by law and as otherwise may reasonably be determined by the disclosing party in the furtherance of its business interests.

        IV.3 Non-Disparagement. From the Termination Date until December 31, 2001, the Employee and the Company hereby agree not to make any statements, in writing or otherwise, that may disparage the reputation or character of the other or any of the Company's or the Horseshoe Companies' respective subsidiaries, affiliates, officers, directors, employees, agents, stockholders, partners, members, successors and assigns, both individually and in their official capacities with such party at any time for any reason whatsoever, except as (a) required by law,



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

(b) in connection with any litigation or administrative proceeding by or between the Company, the Horseshoe Companies and the Employee in which the party making such statement has been subpoenaed and is required by law to give testimony, (c) and in any litigation or administrative proceeding by and among the Company, the Horseshoe Companies, and the Employee or (d) in connection with any competitive licensing or comparable proceeding in which the Employee in his capacity as an employee of Hollywood Park or other employer, may testify or otherwise submit evidence.

        IV.4 Knowledge and Consent of the Parties. The parties hereby mutually warrant and represent that they have read and understand this Agreement and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any party hereto. The parties hereby acknowledge that they have been represented in negotiations and for the preparation of this Agreement by counsel of their own choice; that they have read this Agreement; and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision hereof. It is acknowledged and agreed by each party to this Agreement that each party has participated in the drafting of this Agreement and that any claimed ambiguity should not be construed for or against any such party on account of such drafting.

        IV.5   Representations.

               (1) The Employee hereby represents that in the course of his employment by the Company he has not intentionally performed any ultra vires act and has not intentionally engaged in any intentional misconduct or criminal act materially adversely affecting the Company or any of the Horseshoe Companies (collectively, "Bad Actions").

               (2) The Company and each of the Horseshoe Companies hereby represent that other than the actions of the Employee to become employed by Hollywood Park, which is being released hereby and which the Company and the LLC contend may constitute "Bad Actions," they have no knowledge that the Employee has committed Bad Actions.

        IV.6 Availability. Employee further agrees that he will submit to a single pre-hearing deposition, to be taken by counsel to the Company, on a single business day in Las Vegas, Nevada, in relation to any arbitration, appraisal or other proceeding or proceedings in which the Company, on the one hand, and one or more of the Other Employees, on the other, are parties. Such deposition shall take place on a mutually convenient date, it being agreed that the deposition will take place no later than one month prior to the scheduled initiation of the first arbitration proceeding, if any. It is understood that following such deposition, additional factual disputes may arise in said proceeding or proceedings, and accordingly, if requested by the Company counsel, the Employee will, on a reasonable basis, continue to make himself available for interview.

                                    ARTICLE V

                                  MISCELLANEOUS

        V.1 Notice. All notices, requests, demands and other communications required or permitted hereunder, shall be in writing and shall be deemed to have been duly given when received. Notice shall be delivered either by hand, facsimile or mailed, certified mail, return receipt requested with postage prepaid, addressed to the parties at the following addresses, or such other address as may be designated by notice in accordance with the provisions of this
Section:

               (1)    If to the Company or the Horseshoe Companies:

                      4024 Industrial Road
                      Las Vegas, Nevada 89103
                      Attn: Jack B. Binion
                      (702) 650-0080
                      (702) 650-0081

               (2)    If to the Employee:

                      8408 Turtle Creek Circle
                      Las Vegas, Nevada 89113

                      With a copy to:

                      Cox, Castle & Nicholson, LLP
                      2049 Century Park East, 28th Floor
                      Los Angeles, CA 90067-3284
                      Attn: Matthew A. Wyman, Esq.

        V.2 Indemnification. The Employee and his heirs, executors, administrators and family members shall continue to be indemnified and defended by the Company and the Horseshoe Companies or any of them, from costs, expenses and liabilities arising out of claims brought against them by third parties in respect of the actions taken or not taken by the Employee on behalf of any of the Company and the Horseshoe Companies during and in the course of his employment or other relationships with any of the Company and the Horseshoe Companies to the same extent they were entitled to be so indemnified prior to the Termination Date.

        V.3 Entire Agreement; Further Assurances. Except as expressly set forth herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter herein and supersedes all prior agreement and undertaking, both written and oral, with respect to the specific subject matter hereof and thereof, including, without limitation, the Employment Agreement. Each of the parties hereto mutually agrees to deliver all such other documents and to do and perform all such other acts as may reasonably be required from time to time in connection with this Agreement or to implement or carry out the terms hereof.

        V.4 Severability. If any provisions (or portion hereof) of this Agreement would be deemed to be invalid or unenforceable for any reason, including, without limitation, the geographic or business scope or the duration thereof, such provision (or portion thereof) shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision (or portion thereof) of this Agreement shall attach only to such provision (or portion thereof) and shall not affect or render invalid or unenforceable any other provision (or portion thereof) of this Agreement or any other agreement or instrument.

        V.5 Amendment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto, and it shall not be reasonable for any party to rely on any oral statements or representations made by any other party.

        V.6 Arbitration. In the event of any dispute or controversy between the parties with respect to any of the matters set forth herein, such dispute or controversy shall be submitted to binding arbitration, to be conducted in Las Vegas, Nevada, pursuant to the then prevailing rules and regulations of the American Arbitration Association. This provision does not, in any way, affect
Section 3.3 or 4.1(c) of this Agreement, or the provisions of the Employment Agreement that survive.

        V.7 Admission; Evidence. The execution of this Agreement shall not be deemed an admission of any wrongdoing, liability or unlawful conduct on the part of the Employee, the Horseshoe Companies and/or the Company, its affiliates, divisions, officers, employees, agents, successors or assigns. Neither this Agreement nor any portion hereof shall be admissible evidence in any proceeding whatsoever involving any party other than the Employee, the Company, the Horseshoe Companies, Hollywood Park or their respective representatives or successor hereto.

        V.8 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Horseshoe Companies and their respective successors and permitted assigns under Section 5.9 and the Employee, his executors, administrators, heirs, and legal representatives.

        V.9 Assignment. This Agreement may not be assigned by the parties hereto other than, in the case of each party that is an entity, to a successor to the business of such party or the purchaser of all or substantially all of its assets; provided, that such successor or purchaser shall have agreed to assume all of the transferring party's obligations under this Agreement. This Agreement may not be assigned by the Employee.

        V.10 Waiver. No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition; nor shall the waiver of any default under this Agreement be construed as a waiver of any other default; nor, unless otherwise provided in this Agreement as to timing, shall any delay or omission of any party to exercise any right hereunder in any manner waive such right or impair the exercise of such right thereafter.

        V.11 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        V.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        V.13 Legal Fees. Each party to this Agreement agrees to be solely responsible for its respective legal fees and disbursements and other expenses in connection with the negotiation and preparation of this Agreement and in connection with any disputes, claims, litigation and other matters relating to this Agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        HORSESHOE GAMING, INC.
                                        a Nevada corporation


                                        By:_____________________________________
                                               Jack B. Binion
                                               Chief Executive Officer and
                                               Chairman of the Board


                                        HORSESHOE GAMING, LLC
                                        a Delaware limited liability company

                                        Horseshoe Gaming, Inc., Manager


                                        By:_____________________________________
                                               Jack B. Binion
                                               Chief Executive Officer and
                                               Chairman of the Board


                                        ________________________________________
                                                     JOHN M. ALLEN

                                                                       EXHIBIT A


                          HOW TO CALCULATE THE VALUE OF
                         THE LLC FOR PURPOSES OF VALUING
                      ALLEN'S OWNERSHIP INTEREST IN THE LLC

        For example purposes only, assume that at the end of eighteen months the Valuation Proceedings for Ostrow and Alanis have been completed and Allen elects to base his valuation on an average of the valuations of the LLC based on the value of the ownership interests of Alanis and Ostrow in their completed Valuation Proceedings. The value of Allen's interest in the LLC will be determined as follows:

        Assume:

        Alanis has a 3% interest in the LLC and it is determined in Alanis' Valuation Proceeding that his 3% interest in the LLC is worth $6,000,000.00, that means 1% of Alanis' interest in the LLC is worth $2,000,000.00 (the "Alanis Value").

        Ostrow has a 1.5% interest in the LLC and it is determined in Ostrow's Valuation Proceeding that his 1.5% interest in the LLC is worth $6,000,000.00, that means 1% of Ostrow's interest in the LLC is worth $4,000,000.00 (the "Ostrow Value").

        Therefore:

        The average of the Alanis Value and the Ostrow Value equals $3,000,000.00 per 1% interest in the LLC. ($2M + $4M = $6M/2= $3M)

        The aggregate value of the LLC for purposes of valuing Allen's ownership interest in the LLC would be $300,000,000.00.

        The valuations included in this Exhibit A are used solely for demonstrating the methodology for determining the value of the LLC for purposes of valuing Allen's ownership interest in the LLC and are specifically not intended to reflect any actual valuation of the LLC or any member's interest therein. Accordingly, none of such valuations shall be admissible in any arbitration proceeding or Valuation Proceeding, or otherwise used to establish or impact in any manner the value of the LLC, the Other Employees' interests in the LLC or Allen's interest in the LLC.

                                                                       EXHIBIT B


                                 PROTECTED LIST


Joe Ahern                                                  Robin Hamlin
Gary Anderson                                            Robert Horlein
Angela Barrera                                             Zenna Holden
Alex Atchison                                            Charles Hulick
Farris Baughman                                              Jay Jordan
Mark Golding                                                Frank Kersh
Gary Borden                                                 Leo Kessler
Brett Borek                                                   Miles Lim
Greg Bradley                                             Shawn Matthews
Debbie Brantley                                             Bob McQueen
Pete Brascia                                                 John Moran
Johnny Bridges                                              Wesley Nell
Glenn Buxton                                           Kevin O'Sullivan
Kevin Byrd                                                  Don Perkins
David Carroll                                          Patrick Quintano
Rich Christian                                            Joe Robertson
Byron Clouarte                                             Mark Sicilia
Rick Cook                                                  John Sisinni
George Corchis                                          Shiela Stafford
Issac Dyas                                             Angelus Thompson
Wayne Edwards                                                  UrsVogel
Richard Fazio                                                Jerry West
Dennis Gentry                                          Greg Westmorland
Kenneth Gibson                                             Vernon White
Larry Gregson                                                 Jon Wolfe



                                      -ii-